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                                                                      EXHIBIT 11
                             QUANEX CORPORATION
                  COMPUTATION OF EARNINGS PER COMMON SHARE




   Years Ended October 31,                                         1996        1995        1994
-----------------------------------------------------------------------------------------------------
                                                             (In thousands, except per share amounts)
Income before extraordinary charge .........................    $ 32,890    $ 33,860    $ 18,852
Extraordinary charge - early extinguishment of debt.........      (2,522)     (2,021)         --
                                                                --------    --------    --------
Net income .................................................      30,368      31,839      18,852
Preferred dividend requirements ............................          --      (3,957)     (5,934)
                                                                --------    --------    --------
Net income attributable to
  common stockholders ......................................    $ 30,368    $ 27,882    $ 12,918
                                                                ========    ========    ========
Weighted average shares
  outstanding-primary ......................................      13,658      13,580      13,496
                                                                ========    ========    ========
Earnings per common share:
  Primary:
    Income before extraordinary charge .....................    $   2.41    $   2.20    $   0.96
    Extraordinary charge ...................................       (0.19)      (0.15)         --
                                                                --------    --------    --------
      Earnings per common share ............................    $   2.22    $   2.05    $   0.96
                                                                ========    ========    ========

Income before extraordinary charge .........................    $ 32,890    $ 33,860    $ 18,852
Extraordinary charge - early extinguishment of debt.........      (2,522)     (2,021)       --
                                                                --------    --------    --------
Net income .................................................      30,368      31,839      18,852
Interest on 6.88% convertible subordinated
  debentures and amortization of related issuance
  costs, net of applicable income taxes ....................       3,567       1,188          --
                                                                --------    --------    --------
Adjusted net income ........................................    $ 33,935    $ 33,027    $ 18,852
                                                                ========    ========    ========
Weighted average shares
  outstanding-primary ......................................      13,658      13,580      13,496
Effect of common stock equivalents
  arising from stock options ...............................         231          --          72
Preferred stock assumed converted
  to common stock ..........................................          --       1,825       2,738
Subordinated debentures assumed
  converted to common stock ................................       2,696         899          --
                                                                --------    --------    --------
Weighted average shares
  outstanding-fully diluted ................................      16,585      16,304      16,306
                                                                ========    ========    ========
Earnings per common share:
  Assuming full dilution:
    Earnings before extraordinary charge ...................    $   2.20    $   2.15    $   1.16
    Extraordinary charge ...................................       (0.15)      (0.12)         --
                                                                --------    --------    --------
      Earnings per common share ............................    $   2.05    $   2.03    $   1.16
                                                                ========    ========    ========
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